Exhibit 99.1

Molina Healthcare Selected for Medicaid Contract Awards in All Eight Regions of the State of Washington Reprocurement

LONG BEACH, Calif.--(BUSINESS WIRE)--May 24, 2018--Molina Healthcare, Inc. (NYSE: MOH) today announced that its wholly owned subsidiary, Molina Healthcare of Washington, Inc., has been chosen as an apparently successful bidder by the Washington State Health Care Authority (HCA) to negotiate and enter into managed care contracts for all eight additional regions of the state’s Apple Health Integrated Managed Care (IMC) program. With this announcement, Molina is one of only two managed care organizations selected for the IMC program in each of the state’s 10 regional service areas and all 39 counties.

“These awards are a testament to Molina Healthcare of Washington’s excellent track record of providing high quality, accessible, and affordable health care,” said Joe Zubretsky, president and chief executive officer for Molina Healthcare, Inc. “We look forward to our continuing partnership with the HCA to serve members across the state through the Integrated Managed Care program.”

The new contracts will allow selected managed care organizations to provide the full continuum of behavioral and physical health services that are available to beneficiaries for each of the eight regional service areas.

“We are honored to have the opportunity to provide fully integrated managed care in every region of the state,” said Peter Adler, president of Molina Healthcare of Washington. “The success we have already seen serving members in the North Central and Southwest regions illustrates how effective whole-person care can be in improving health outcomes for some of the most vulnerable members of our communities while also controlling costs for our government partners.”

Molina currently provides Medicaid physical health services throughout Washington state and fully integrated behavioral and physical health services in the North Central and Southwest regions of Washington. Molina Healthcare of Washington was selected by HCA for the following regions: Greater Columbia, King, North Sound, Pierce, and Spokane beginning January 1, 2019; and Salish, Thurston-Mason, and Great Rivers beginning January 1, 2020. Molina’s current membership in the newly awarded regions totals approximately 605,000. Combined with previously awarded regions, Molina’s Medicaid membership in Washington is currently in excess of 748,000.

About Molina Healthcare

Molina Healthcare, Inc., a FORTUNE 500 company, provides managed health care services under the Medicaid and Medicare programs and through the state insurance marketplaces. Through its locally operated health plans, Molina Healthcare serves approximately 4.1 million members as of March 31, 2018. For more information about Molina Healthcare, please visit our website at molinahealthcare.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking statements” regarding the selection of Molina Healthcare of Washington to negotiate and enter into managed care contracts for eight additional regions of the state’s Apple Health Integrated Managed Care Program. All forward-looking statements are based on current expectations that are subject to numerous risk factors that could cause actual results to differ materially. Such risk factors include, without limitation, a failure of the parties to finalize and execute the new contracts, a delay in the start date for the new contracts, a reversal of the contract awards in connection with a successful protest by another bidder, and results and performance issues under the new contracts that are materially less favorable than those under the existing contracts. Additional information regarding the risk factors to which we are subject is provided in greater detail in our periodic reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. These reports can be accessed under the investor relations tab of our website or on the SEC’s website at sec.gov. Given these risks and uncertainties, we cannot give assurances that our forward-looking statements will prove to be accurate, or that any other results or events projected or contemplated by our forward-looking statements will in fact occur, and we caution investors not to place undue reliance on these statements. All forward-looking statements in this release represent our judgment as of the date hereof, and we disclaim any obligation to update any forward-looking statements to conform the statement to actual results or changes in our expectations that occur after the date of this release.

CONTACT:
Molina Healthcare, Inc.
Investor Relations
Ryan Kubota, 562-435-3666
or
Public Relations
Laura Murray, 562-506-9208